SHARE REPURCHASE AGREEMENT

THIS AGREEMENT is made on January 17, 2020

BETWEEN:

[SHAREHOLDER] an individual residing at ⬤ [OR] a corporation incorporated under the laws of ⬤ (the "Vendor")

- and -

SHACKELFORD PHARMA INC., a corporation existing under the laws of the Province of British Columbia (the "Company")

RECITALS:

A. The Vendor is the registered and beneficial owner of ⬤ Voting Common shares in the capital of the Company (the "Shares").

B. The Company intends to undertake a financing pursuant to the Registration A exemption from the registration requirements under the U.S. Securities Act or other similar financing, the closing of which is expected to occur prior to September 20, 2020 (the "Transaction").

C. The Vendor and the Company have each agreed to enter a transaction whereby the Company will repurchase for cancellation ⬤ Shares (collectively, the "Repurchased Shares" and each a "Repurchased Share") from the Vendor at a price per Repurchased Share of $0.10 for an aggregate purchase price of $⬤, conditional upon the closing of the Transaction by December 31, 2020 (the "Cut Off Date").

THEREFORE, the parties agree as follows:

1. Transfer of Repurchased Shares

Upon the terms and subject to the conditions set out in this Agreement, the Vendor hereby agrees to sell, assign, transfer and convey to the Company and the Company hereby agrees to purchase from the Vendor for cancellation all of the Vendor's right, title and interest in and to the Repurchased Shares for an aggregate purchase price of CAD $⬤ (the "Purchase Price"). The completion of the transaction contemplated herein (the "Closing") will take place on such date (the "Closing Date") on which all of the conditions set out in Sections 4 and 5 of this Agreement have been satisfied or waived and will take place following the closing of the Transaction.

2. Satisfaction of Purchase Price

The Company shall satisfy the Purchase Price on the Closing Date by (i) the delivery of a cheque or (ii) by completion of a wire transfer to the Vendor in the amount of the Purchase Price.

3. Representations and Warranties

(a) The Vendor represents and warrants that:

(i) it is validly existing under the laws of the Province of British Columbia;

(ii) it has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by the Vendor contemplated herein;

(iii) this Agreement constitutes a valid and binding obligation of the Vendor enforceable against it in accordance with its terms;

(iv) it is the sole registered and beneficial owner of the Repurchased Shares free and clear of all mortgages, pledges, liens, charges and encumbrances whatsoever, and has the exclusive right to dispose of the Repurchased Shares as provided in this Agreement;

(v) there is no order, injunction, decree, law, agreement or other instrument binding upon the Vendor that will be violated by the execution and delivery of this Agreement or that will prevent the performance or satisfaction by it of any term or condition of this Agreement; and

(vi) it is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

(b) The Company represents and warrants that:

(i) it is a corporation existing under the laws of the Province of British Columbia;

(ii) it has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement;

(iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company; and

(iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms.

4. Conditions for the Benefit of the Company

The sale by the Vendor and the purchase by the Company of the Repurchased Shares is subject to the following conditions, which are for the exclusive benefit of the Company and which are to be performed or complied with at or prior to the Closing:

(a) The representations and warranties of the Vendor in Section 3(a) will be true and correct in all materials respect as of Closing; and

(b) The Vendor will have performed or complied with all of the obligations and covenants and conditions to the Agreement to be performed or complied with by the Vendor at or prior to Closing; and

(c) The Transaction shall have closed prior to the Cut Off Date.

5. Conditions for the Benefit of the Vendor

The sale by the Vendor and the purchase by the Company of the Repurchased Shares is subject to the following conditions, which are for the exclusive benefit of the Vendor and which are to be performed or complied with at or prior to the Closing:

(a) The representations and warranties of the Company in Section 3(b) will be true and correct in all materials respect as of Closing; and

(b) The Company will have performed or complied with all of the obligations and covenants and conditions to the Agreement to be performed or complied with by the Company at or prior to Closing.

6. Effective Conveyance

This Agreement shall operate as an actual conveyance, transfer, assignment and setting over of all right, title and interest of the Vendor in and to the Repurchased Shares as of the Closing Date.  The Vendor Shall, prior to the Closing Date, sign and deliver a stock transfer power of attorney in the form attached as Schedule "A" hereto, and at the request of the Company, sign, execute and deliver all other documents, transfers, assignments, matters and things which are convenient and necessary or which counsel for the Company may advise is required to completely and effectually convey, assign and transfer the Repurchased Shares to the Company and all the right, title and interest of the Vendor therein.

7. Further Assurances

The Vendor shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and the Vendor shall provide such further documents or instruments required by the Company as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

8. Termination

This Agreement may be terminated, and the completion of the transaction contemplated hereby may be abandoned by either the Vendor or the Company if the Closing shall not have occurred by the Cut Off Date.

9. Miscellaneous

(a) Time is of the essence in the performance of the parties' respective obligations.

(b) This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal law of Canada applicable therein.

(c) This Agreement shall enure to the benefit of and be binding upon the parties and their successors and assigns.

(d) No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any party, shall be binding unless executed in writing by the party to be bound thereby.

(e) No party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of each of the other parties.

(f) This Agreement may be executed in counterparts and delivered by means of facsimile or portable document format (PDF), each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS OF WHICH the parties have executed and delivered this Agreement.

SHACKELFORD PHARMA INC.
By:
Name: Mark Godsy
Title: Chief Executive Officer

[SHAREHOLDER]
By:
Name:
Title:

OR

[SHAREHOLDER]

Shackelford – Share Repurchase Agreement

Schedule "A"

TRANSFER AND POWER OF ATTORNEY

FOR VALUE RECEIVED the undersigned sells, assigns and transfers unto Shackelford Pharma Inc. (the "Corporation") for cancellation, ___________  voting common shares (the "Shares") in the capital of the Corporation registered in the name of the undersigned and irrevocably constitutes and appoints any officer or director of the Corporation the attorney to transfer the Shares on the books of the Corporation with full power of substitution in the premises.

DATED the ___ day of ____________, 20__.

[SHAREHOLDER]